UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2023

POINT BIOPHARMA GLOBAL INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39311	85-0800493
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4850 West 78th Street Indianapolis, IN	46268
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 317 543-9957

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	PNT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On October 2, 2023, Eli Lilly and Company, an Indiana corporation (“Parent”), Yosemite Falls Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and POINT Biopharma Global Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, subject to the terms of the Merger Agreement, Merger Sub will commence a cash tender offer (the “Offer”) to purchase all of the outstanding shares of common stock of the Company, par value $0.0001 per share (the “Shares”), at a price of $12.50 per share (the “Offer Price”), net to the seller in cash, without interest, subject to applicable withholding taxes and on the terms and subject to the conditions set forth in the Merger Agreement.

Consummation of the Offer is subject to the satisfaction or waiver of various conditions set forth in the Merger Agreement, including (a) there shall have been validly tendered in the Offer (and not properly withdrawn) prior to the expiration of the Offer that number of Shares (excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received” by the “depository,” as such terms are defined by Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”)) that, when added to the Shares then owned by Parent, Merger Sub or any subsidiary of Parent, would represent at least a majority of the Shares outstanding as of immediately following the consummation of the Offer, (b) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (c) the accuracy of the Company’s representations and warranties contained in the Merger Agreement (except, generally, for any inaccuracies that have not had a Company Material Adverse Effect (as defined in the Merger Agreement)), (d) the Company’s performance in all material respects of its obligations under the Merger Agreement, (e) consent by the U.S. Nuclear Regulatory Commission of the indirect transfer of control with respect to the Company and (f) the other conditions set forth in Exhibit A to the Merger Agreement. The consummation of the Offer and Merger is not subject to a financing condition.

The Merger Agreement provides that Merger Sub will commence the Offer no later than 10 business days after the date of the Merger Agreement. The Offer will expire at one minute after 11:59 p.m., Eastern time, on the date that is 20 business days following the commencement date of the Offer, unless extended in accordance with the terms of the Offer and the Merger Agreement and the applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Following consummation of the Offer, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). In the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) that is not tendered and accepted pursuant to the Offer (other than the Shares owned by the Company or any subsidiary of the Company, Shares held by Parent, Merger Sub or any other subsidiary of Parent, and Shares as to which appraisal rights have been perfected in accordance with applicable law) will be canceled and converted into the right to receive the Offer Price in cash and without interest, less any applicable tax withholding. Prior to the Effective Time, each Company stock option that is then outstanding but not then vested or exercisable shall become immediately vested and exercisable in full. At the Effective Time, each Company stock option that has an exercise price less than the Offer Price will be canceled and converted into the right to receive, for each Share underlying such Company stock option, an amount in cash without interest equal to the difference between the Offer Price and the applicable per share exercise price, less any applicable tax withholding. At the Effective Time, each Company stock option that has an exercise price equal to or greater than the Offer Price will be canceled for no consideration. At the Effective Time, each Company performance stock unit will be canceled and converted into the right to receive, for each Share underlying such Company performance stock unit, an amount in cash without interest equal to the Offer Price, less any applicable tax withholding, which replacement cash award will vest and be payable at the same time as the Company performance stock unit would have vested pursuant to its terms.

The board of directors of the Company (the “Board”) has unanimously (i) determined that the Offer, the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”) are fair to, and in the best interests of, the Company and the stockholders of the Company, (ii) approved and declared advisable the Merger, the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Transactions, (iii) resolved that the Merger Agreement and the Merger will be governed by Section 251(h) of the DGCL and that the Merger will be consummated as soon as practicable following the consummation of the Offer without a stockholders’ meeting and (iv) resolved, subject to the terms and conditions of the Merger Agreement, to recommend that all stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer.

The Merger Agreement contains customary representations and warranties by Parent, Merger Sub and the Company. The Merger Agreement also contains customary covenants and agreements, including with respect to the operations of the business of the Company between signing and closing, governmental filings and approvals and other matters.

The Merger Agreement contains customary non-solicitation restrictions prohibiting the Company’s solicitation alternative business combination transactions and restricts the Company’s ability to furnish non-public information to, or participate in any discussions or negotiations with, any third party with respect to any such transaction, subject to customary exceptions in the event of an acquisition proposal that was not solicited in material violation of these restrictions and that the Company’s board of directors determines constitutes or could reasonably be expected to lead to a Superior Company Proposal (as defined in the Merger Agreement).

The Merger Agreement contains termination rights for each of Parent, Merger Sub and the Company including by either Parent or the Company if the Offer Closing Time (as defined in the Merger Agreement) shall not have occurred on or before July 2, 2024, or by the Company to enter into an alternative transaction that constitutes a Superior Company Proposal, and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay Parent a termination fee of approximately $54 million.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub or Parent. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the parties thereto in connection with the signing of the Merger Agreement. These disclosure schedules include information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Merger Sub and Parent, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Merger Sub or Parent.

Tender and Support Agreements

On October 2, 2023, in connection with the Merger Agreement, each of Joe A. McCann, Allan Charles Silber, and Neil E. Fleshner (collectively, the “Supporting Stockholders”), in each case, in his capacity as a stockholder of the Company and who, collectively, beneficially own approximately 15% of the outstanding Shares, entered into a Tender and Support Agreement (together, the “Tender and Support Agreements”) with Parent and Merger Sub. The Tender and Support Agreements provide, among other things, that each of the Supporting Stockholders will tender all of the Shares held by such Supporting Stockholder, as applicable, in the Offer.

The Tender and Support Agreements have been included to provide information regarding their terms. It is not intended to modify or supplement any factual disclosures about the applicable Supporting Stockholder or the Company, Parent or Merger Sub in any public reports filed with the SEC by the Company, Parent or Merger Sub.

The foregoing description of the Tender and Support Agreements does not purport to be complete and is qualified in their entirety by reference to the full text of each of the Tender and Support Agreements, which are attached hereto as Exhibits 99.1, 99.2 and 99.3 and are incorporated herein by reference.

Item 8.01	Other Events.

On October 3, 2023, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.4 to this Current Report on Form 8-K.

Additional Information and Where to Find It

The Offer for the outstanding Shares described in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the Offer materials that Parent and Merger Sub will file with the SEC upon commencement of the Offer. A solicitation and offer to buy outstanding Shares will only be made pursuant to the Offer materials that Parent and Merger Sub intend to file with the SEC. At the time the Offer is commenced, Parent and Merger Sub will file Offer materials on Schedule TO, and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Offer. THE OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS OF THE COMPANY SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES IN THE OFFER. The Offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of the Company at no expense to them at Parent’s website at investor.lilly.com and (once they become available) will be mailed to the stockholders of the Company free of charge. Free copies of these materials and certain other offering documents will be made available by the Company by mail to POINT Biopharma Global Inc., 4850 West 78th Street, Indianapolis, IN 46268, Attention: Investor Relations, by email at investors@pointbiopharma.com, or by directing requests for such materials to the information agent for the offer, which will be named in the tender offer materials. The information contained in, or that can be accessed through, Parent’s website is not a part of, or incorporated by reference into, this communication. The Offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will also be made available for free on the SEC’s website at www.sec.gov. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other Offer documents, as well as the Solicitation/Recommendation Statement, Parent and the Company file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by Parent and the Company with the SEC for free on the SEC’s website at www.sec.gov.

Forward Looking Statements

This Form 8-K contains forward-looking statements related to the Company, Parent and the proposed Transactions that involve substantial risks and uncertainties. Forward-looking statements include any statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions. In this Form 8-K, the Company’s forward-looking statements include statements about the parties’ ability to satisfy the conditions to the consummation of the Offer and the other conditions to the consummation of the Transactions; statements about the expected timetable for completing the Transactions; the Company’s plans, objectives, expectations and intentions; the financial condition, results of operations and business of the Company and Parent; the ability to successfully commercialize the Company’s product candidates and generate future revenues with respect to the Company’s product candidates; and the anticipated timing of the closing of the Transactions.

Forward-looking statements are subject to certain risks, uncertainties or other factors that are difficult to predict and could cause actual events or results to differ materially from those indicated in any such statements due to a number of risks and uncertainties. Those risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include, among other things: uncertainties as to the timing of the Offer and the Merger; uncertainties as to how many of the Company’s stockholders will tender their Shares in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the Transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Transactions; the effects of the Transactions on relationships with employees, other business partners or governmental entities; the difficulty of predicting the timing or outcome of U.S. Food and Drug Administration approvals or actions, if any; the impact of competitive products and pricing; that Parent may not realize the potential benefits of the Transactions; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; transaction costs; actual or contingent liabilities; and other risks listed under the heading “Risk Factors” in the Company’s periodic reports filed with the U.S. Securities and Exchange Commission, including current reports on Form 8-K, quarterly reports on Form 10-Q, annual reports on Form 10-K, as well as the Schedule 14D-9 to be filed by the Company and the Schedule TO and related tender offer documents to be filed by Parent and Merger Sub. You should not place undue reliance on these statements. All forward-looking statements are based on information currently available to the Company and Parent, and the Company and Parent disclaim any obligation to update the information contained in this communication as new information becomes available.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 2, 2023, by and among Eli Lilly and Company, Yosemite Falls Acquisition Corporation and POINT Biopharma Global Inc.*
99.1	Tender and Support Agreement, dated as of October 2, 2023, by and among Eli Lilly and Company, Yosemite Falls Acquisition Corporation and Joe A. McCann.
99.2	Tender and Support Agreement, dated as of October 2, 2023, by and among Eli Lilly and Company, Yosemite Falls Acquisition Corporation and Allan Charles Silber.
99.3	Tender and Support Agreement, dated as of October 2, 2023, by and among Eli Lilly and Company, Yosemite Falls Acquisition Corporation and Neil E. Fleshner.
99.4	Joint Press Release, dated October 3, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POINT BIOPHARMA GLOBAL INC.

Date: October 3, 2023	By:	/s/ Bill Demers
Name: Bill Demers
Title: Chief Financial Officer